Ex. 99.6

UBS Financial Services Inc.
GA
Microfilm ID #______________________
Guaranty Agreement
Account Being Guaranteed:

Full Account Title	Branch	Account Number	Broker

Guarantor A/C:

Full Account Title	Branch	Account Number	Broker

Full Account Title	Branch	Account Number	Broker
Gentlemen:
In consideration of your opening or continuing an account for, and/or of your extension of credit in such account to (including, without limitation, issuing one or more letters of credit for the account of),                                          (the “Client”), on such terms and conditions as you and the Client may, from time to time, agree (notice of which I waive), and for other good and valuable consideration, receipt of which I acknowledge, I give this Guaranty on the following terms and conditions:
§1. Definitions
“Guaranty” means this Guaranty Agreement; “I”, “me” and “my” mean the person who signs as Guarantor below; “you”, “your” or “UBS Financial Services” mean UBS FINANCIAL SERVICES INC., and any successor to, and any individual, partnership, or corporation acting as nominee or agent for, UBS FINANCIAL SERVICES INC. “Client” means the person defined above; “Client Account” means the Client’s margin account(s) with you, “Guarantor Account” means my margin account(s) with you; “Client Account Documents” means the Client’s margin account agreement(s) with you (whether captioned “Client’s Agreement” or otherwise) which governs the Client Account, together with any related agreement (including without limitation any Application and Agreement for Irrevocable Standby Letter of Credit), other document or requirement relating to the Client Account or to its operation or to any loan, letter of credit, debt, lien or security interest under or with respect to the Client Account; “Guarantor Account Documents” means my margin account agreement(s) with you (whether captioned “Client’s Agreement” or otherwise) which governs the Guarantor Account, together with any related agreement, other document or requirement relating to the Guarantor Account or to its operation or to any loan, debt, lien or security interest under or with respect to the Guarantor Account; “Collateral” is defined in § 3, “Guaranteed Obligations” means all obligations and indebtedness of the Client to you in respect of (i) the purchase price of securities or other property in the Client Account; (ii) fees, expenses and other charges in connection with the Client Account; (iii) principal of and interest on, and fees and other amounts payable in respect of, any loans made and to be made to, and in respect of any reimbursement obligations, interest, fees, commissions and other amounts payable in respect of, any letter of credit issued for the account of, the Client; and (iv) all other amounts from time to time payable by the Client under the Client Account Documents; and “Guarantor Jurisdiction” means the country named in my address below.
Terms defined in the Guarantor Account Documents have their defined meaning when used in this Guaranty unless they are defined differently in this Guaranty. This Guaranty is subject to the terms and conditions of the Guarantor Account Documents, which are incorporated in and made a part of this Guaranty by reference except as expressly otherwise provided in this Guaranty. If there is any conflict or inconsistency between this Guaranty and the Guarantor Account Documents, this Guaranty controls.
§2. Guaranty
(a)	Guaranty. I unconditionally guarantee to you (i) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all of the Guaranteed Obligations in accordance with the terms of the Client Account Documents and (ii) in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the prompt payment in full when due (whether at the new extended stated maturity, by acceleration or otherwise) of all of the Guaranteed Obligations in accordance with the terms of such extension or renewal. I further agree that if the Client fails to pay in full when due any of the Guaranteed Obligations (whether at stated maturity, by acceleration or otherwise and whether in accordance with the original terms of the Client Account Documents or with the terms of any such extension or renewal), I will promptly pay the same, without demand or notice whatsoever, I will make all payments under this Guaranty in United States dollars in the manner and at the place provided in the Guarantor Account Documents. I will make all payments free and clear of and without deduction for any present or future foreign taxes, levies, imposts, deductions, charges, withholdings and all liabilities with respect thereto.

(b)	Obligations Unconditional. This Guaranty is a guarantee of payment and not of collection merely and my obligations hereunder are absolute and unconditional irrespective of (a) the value, genuineness, validity, regularity or enforceability of the Client Account Documents or any collateral security therefor or of the obligations of the Client with respect to the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstances whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, and regardless of any rule, regulation, decree or order now or hereafter in effect in any jurisdiction purporting to affect in any manner any of the terms of the Guaranteed Obligations or your rights thereunder, it being the intent of this Guaranty that my obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment. Without limiting the generality of the foregoing, I agree that the occurrence of any one or more or all of the following shall not affect, limit or impair my obligations under this Guaranty:
(i)	at any time, or from time to time, without notice to me, the time for the Client’s performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)	any of the acts mentioned in, or contemplated or permitted by, any of the provisions of the Client Account Documents shall be done, including in general, but without limitation, your dealing with, and accepting and executing, the orders of the Client with respect to transactions in the Account without notice to me, the same as if this Guaranty had not been given;

UBS Financial Services Inc.
(iii)	the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right of yours under the Account Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with, or any other guarantor of the Guaranteed Obligations shall die; or

(iv)	any lien or security interest granted to you or in your favor or in favor of any trustee or other person on your behalf as security for any of the Guaranteed Obligations shall fail to be perfected.
(c)	Waiver of Notice, etc.; Inducement. I hereby expressly waive diligence, presentment, demand, protest, and all notices whatsoever except as expressly provided herein, including without limitation notice of acceptance of this Guaranty and the guaranty given hereunder, or of the making of any loan to or the issuance of any letter of credit for the account of the Client, or of any actions taken in or with respect to the Account, and any requirement that you exhaust any right, power or remedy or proceed against the Client or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. I have not relied as an inducement or condition to the giving of this Guaranty on any representation or other guarantee by anyone, including without limitation any of your officers, employees or agents.

(d)	Final Payment and Reinstatement. I hereby further guarantee to you that all payments made by the Client to you on any of the Guaranteed Obligations will be final when made and I agree that if any such payment is recovered from, or repaid by, you in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Client, my obligations under this Guaranty shall be automatically reinstated without any notice or other action on your part and this Guaranty shall continue to be fully applicable to such Guaranteed Obligations to the same extent as though the payment so recovered or repaid had never been originally made on such Guaranteed Obligations.

(e)	Acceleration. I agree that, as between myself on the one hand and you on the other hand, the maturity of the Guaranteed Obligations may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, for the purposes of my obligations under this Guaranty with respect to the Guaranteed Obligations upon the occurrence of any event specified in the provisions of the Client Account Documents governing sale of property in the Client Account upon the occurrence of such events or upon the occurrence of an Event of Default (whether as defined in the Client Account Documents or in the Guarantor Account Documents), or upon the insolvency of the Client or the filing of any proceeding in respect of the Client under any law relating to bankruptcy, insolvency, reorganization or similar process, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting the Client or otherwise) preventing acceleration of the maturity of, or any action to collect any amounts owing in respect of or to realize upon any security for the payment of, the Guaranteed Obligations as against the Client, and that in the event of such declaration or automatic acceleration, as the case may be, the Guaranteed Obligations (whether or not due and payable by the Client) shall thereupon become due and payable by me for purposes of this Guaranty.

(f)	Continuing Guaranty and Termination. Subject to the following provisions of this subsection 2(f) regarding termination, this Guaranty is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising until they are fully and finally satisfied. In furtherance and not in limitation of the foregoing, I understand and agree that I shall not be entitled to the release of, and you shall not be obligated to release, any Collateral until the latest of (i) the period ending fifteen calendar days after the final expiry of the Guaranteed Obligations; (ii) in the event of any arbitral, judicial or administrative suit, action or proceeding arising out of or in connection with this Guaranty or the Client Account, whether solely between you and me or involving third parties and regardless of whom brought or commenced, the conclusion of such suit, action or proceeding and the satisfaction of all of my related obligations and liabilities (if any); and (iii) in any event, your determination in your sole judgment and discretion that the Guaranteed Obligations have been fully and finally satisfied. I may at any time by written notice to you terminate my obligations and your rights under this Guaranty in respect only of Guaranteed Obligations arising after the effective date of such termination (which shall be a date no sooner than the giving of such notice as provided in §5(a)). For this purpose, all amounts owing by the Client which would be Guaranteed Obligations absent such termination and which (i) arise out of transactions occurring or ordered, loans made or committed to, or letters of credit issued or committed to, prior to the termination date even if such amounts themselves first arose or were liquidated after the termination date (including, without limitation, interest accrued, and reimbursement obligations arising in respect of a drawing on a letter of credit occurring, and expenses, liabilities, attorney’s fees or other amounts incurred, after the termination date); or (ii) are losses and other expenses incurred in liquidating the Account during a reasonable time subsequent to the termination date; shall be deemed to be Guaranteed Obligations arising prior to the termination date. For the purposes hereof, the date you receive notice of my death shall be deemed to be the termination date.

(g)	Subrogation. I unconditionally agree that, until the payment and satisfaction in full of all of the Guaranteed Obligations, I will not exercise any right or remedy arising by reason of any performance by me of my guaranty in this Guaranty, whether by subrogation or otherwise, against the Client or any other guarantor of, or security for, any of the Guaranteed Obligations.
§3 Collateral.
I acknowledge and agree that the pledge, lien and security interest that I have granted to you pursuant to the Guarantor Account Documents and incorporated by reference herein pursuant to § 1 hereof shall secure my obligations under this Guaranty. For this purpose (i) references to “obligations” and “indebtedness” in the Guarantor Account Documents shall be deemed to include such obligations and (ii) the Property subject to such pledge, lien and security interest shall include, without limitation, all Property in your actual or constructive possession or control together with any and all proceeds thereof (collectively the “Collateral”) and (iii) as provided in the Guarantor Account Documents any or all Collateral maybe pledged and repledged, hypothecated and rehypothecated. I agree to execute any documents which you request to evidence, perfect, and maintain such pledge, lien and security interest and I irrevocably authorize and appoint you to act as my agent and attorney-in-fact to execute such documents in my name, with or without designation of your authority. I acknowledge that I shall be obligated in respect of such documents as if I executed them myself.
§4 Arbitration.
•	Arbitration is final and binding on the parties.

•	The parties are waiving their right to seek remedies in court, including the right to jury trial.

•	Pre-arbitration discovery is generally more limited than and different from court proceedings.

•	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

•	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.
I agree, and by carrying an account for me UBS Financial Services agree(s), that any and all controversies which may arise between me and UBS Financial Services concerning any account, transaction, dispute or the construction, performance, or breach of this or any other Agreement, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this agreement shall be held under and pursuant to and be governed by the Federal Arbitration Act, and shall be conducted before an arbitration panel convened by the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. I may also select any other national security exchange’s arbitration forum upon which UBS Financial Services is legally required to

UBS Financial Services Inc.
arbitrate the controversy with me, including, where applicable, the Municipal Securities Rule-making Board. Such arbitration shall be governed by the rules of the organization convening the panel. I may elect in the first instance the arbitration forum, but if I fail to make such election, by registered letter or telegram addressed to you at your main office, before the expiration of five days (5) after receipt of a written request from you to make such election, then you may make such election. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court of competent jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration Agreement against any person who has initiated in court putative class action; who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (I) the class certification is denied; (II) the class is decertified; or (III) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.
I expressly agree that service of process in any action shall be sufficient if served by certified mail, return receipt requested, at my last address known to you. I expressly waive any defense to service of process as set forth above.
§5. Miscellaneous.
(a)	Notices. Notices or other communications with respect to this Guaranty shall be given and shall be effective as provided in the Guarantor Account Documents.

(b)	Applicable Law. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to conflicts of laws rules.

(c)	No Waiver. No failure on your part to exercise, and no delay in exercising, any right, power or privilege under this Guaranty, nor any course of dealing with respect to any of the same, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Guaranty preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on me shall entitle me to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(d)	Modification, Amendment, Waiver, Etc. The provisions of this Guaranty may be amended, modified or waived only by an instrument or instruments in writing signed by you and me, except that a waiver need be signed only by the person intended to be bound.

(e)	Successors and Assigns. This Guaranty shall be binding upon me and my heirs, estate, executors, administrators, successors and assigns, and shall inure to the benefit of you and your successors and assigns and each subsequent holder of the Guaranteed Obligations. I may not assign or transfer any of my obligations under this Guaranty without your prior consent. You may assign this Guaranty or any of your rights and powers under this Guaranty, with all or any of the Guaranteed Obligations, and, in the event of such assignment, the assignee shall have the same rights and remedies as if originally named in this Guaranty in your place.

(f)	Headings. The section and subsection headings used herein have been inserted for convenience of reference only. They do not constitute matters to be considered in interpreting this Guaranty.

(g)	Jurisdiction and Service of Process. (i) I agree that any suit, action or proceeding on any judgment entered by any court on any award of an arbitration panel with respect to this Guaranty may be brought in the Supreme Court of the State of New York, County of New York, in the United States District Court for the Southern District of New York or in the courts of the Guarantor Jurisdiction, as you may elect in your sole discretion, and I hereby submit to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. I further irrevocably consent to the service of process in any suit, action or proceeding in said courts by your mailing the same by registered or certified mail, postage prepaid, to me addressed as provided in subsection 5(a). Nothing herein shall in any way be deemed to limit your ability to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over me in such other jurisdictions, and in such manner, as may be permitted by applicable law,
(ii)	I irrevocably waive any objection which I may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York. I further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(h)	Commercial Obligations and Immunity. I represent and warrant to you that I am subject to civil and commercial law with respect to my obligations under this Guaranty, and that my making and performing this Guaranty is a private and commercial act, not a governmental or public act, and that neither I nor any of my revenues or properties has any right of immunity (whether sovereign, diplomatic or otherwise) from legal proceedings, process or remedies with respect to my obligations under this Guaranty under any applicable law. I irrevocably waive and agree not to claim any such immunities to which I might now or hereafter be entitled or which may be attributed to me. By signing this Agreement the customer acknowledges receipt of a copy of this Agreement. This Agreement contains a pre-dispute arbitration clause in paragraph §4.
(i)	Removal of Margin. I acknowledge and agree that if I execute and deliver this Guaranty in connection with one or more letters of credit issued by UBS Financial Services, the margin features of the Guarantor Account(s) will be removed by UBS Financial Services, so long as there is no existing margin debit in the Guarantor Account(s). If there is a margin debit in the Guarantor Account(s), such debit must be paid and satisfied in full prior to acceptance of this Guaranty by UBS Financial Services.
I hereby acknowledge and agree that I have received a copy of this Guaranty Agreement, have reviewed it, and will be bound by its terms.
I hereby further acknowledge that I have received a copy of, read and understand the issues discussed in the UBS Financial Services Loan Disclosure Statement which details, among other things, the risks of borrowing funds secured by my Collateral Account.

/s/ Keh-Shew Lu, Guarantor Guarantor	March 28, 2008 Date	Guarantor

Dallas (City or Town)	TX State

Accepted:		UBS Financial Services Inc.
By
	Vice President	Date

©2007 UBS Financial Services Inc. All Rights Reserved. Member SIPC.